UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Short-Term Incentive Compensation Plan

On February 23, 2011, the Compensation Committee of the Board of Directors of Sprint Nextel Corporation (the “Company”) established the performance objectives and other terms of the Company's 2011 Short-Term Incentive Plan for officers and other eligible employees of the Company (the “2011 STI Plan”). The Compensation Committee has established two six-month performance periods. The first period is from January 1, 2011 through June 30, 2011 and the second is from July 1, 2011 through December 31, 2011. Each performance period has discrete performance objectives, and 2011 STI Plan participants generally must be employed on December 31, 2011 in order to be eligible to receive compensation for both periods.

The 2011 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives, weighted equally at 20%, during the first-half of 2011: (1) adjusted OIBDA (operating income before depreciation and amortization); (2) a measure of retention of our post-paid wireless subscribers, which we refer to as post-paid churn; (3) net service revenue (operating revenue less equipment revenue); (4) postpaid net subscriber additions; and (5) prepaid net subscriber additions. The Compensation Committee did not yet set performance objectives for the second-half of 2011.

Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The maximum payment opportunity is equal to 200% of the participant’s target opportunity. The award payment under the 2011 STI Plan will be determined based on the Company’s results using three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary; (2) the Compensation Committee’s assessment and certification of Company performance compared with the target for each of the above-referenced performance objectives; and (3) relative weightings for each performance objective. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

Daniel R. Hesse’s target opportunity under the 2011 STI Plan is 200% of base salary - or $2,400,000 for 2011. Robert H. Brust’s target opportunity under the STI Plan is 130% of base salary - or $1,300,000 for 2011. Keith O. Cowan’s target opportunity under the 2011 STI Plan is 125% of base salary - or $906,250 for 2011. Steven L. Elfman’s target opportunity under STI Plan is 125% of base salary - or $812,500 for 2011. Daniel Schulman, who was a named executive officer of the Company in 2010, resigned on July 19, 2010 and is not eligible to participate.

The actual incentive amounts paid under the 2011 STI Plan will be based on the Company’s actual results during 2011 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.

Long-Term Incentive Compensation Plan

On February 23, 2011, the Compensation Committee of the Board of Directors of the Company established the terms, target opportunities and the 2011 performance objectives of the Company’s 2011 Long-Term Incentive Plan (the “2011 LTI Plan”) for officers and other eligible employees of the Company (except with respect to Mr. Brust, our CFO, who is not eligible for awards under the 2011 LTI Plan due to his pending retirement).

Except with respect to allocations for Mr. Hesse as detailed below, the 2011 LTI Plan provides that:

• twenty percent of the value of each participant’s targeted opportunity is in the form of non-qualified stock options, the number of which was determined using the Black-Scholes valuation model. The exercise price of each option was the closing price of the Company’s common stock on the grant date and the options will vest ratably in three equal portions on each of the first, second and third anniversaries of the grant date;

• thirty percent of the value of each participant’s targeted opportunity is in the form of performance-based restricted stock units (“performance-based RSUs”) the number of which is based on a 30-day average closing price of the Company's common stock. The performance-based RSUs will vest 100% on the third anniversary of the date of grant. The performance-based RSUs will be paid only if the Company achieves specified results in each of three annual performance periods (years 2011-2013), which for 2011 relate to free cash flow and net service revenue, weighted equally. The Compensation Committee may change the objectives for the second and third annual performance periods; and

• the remaining 50% of the value of each participant’s targeted opportunity is in the form of performance units. The performance units, valued at $1.00 per unit, will vest 100% on December 31, 2013, and the payout, if any, will be in cash and based on the Company’s achievement of specified results in each of three annual performance periods (years 2011-2013). The amount of the performance unit award payout may range from 0% (based on a threshold achievement level of at least 25% of performance) to 150% based on the achievement of those specified results. The performance objectives for the first annual performance period are free cash flow and net service revenue, weighted equally. The Compensation Committee may change the objectives for the second and third annual performance periods. The payouts may be greater or less than the target amounts that have been established.

The stock option grants, performance-based RSUs and performance units, as applicable, were made pursuant to the Company’s 2007 Omnibus Incentive Plan.

Mr. Cowan's target opportunity is $2.5 million and allocated as follows: 20% will be allocated to stock options for a total of 243,902 shares underlying the options, 30% will be allocated to performance-based RSUs for a total of 168,919 shares underlying the performance-based RSUs, and the remaining $1.25 million will be allocated to performance units. Mr. Elfman's target opportunity is $3.25 million and allocated as follows: 20% will be allocated to stock options for a total of 317,073 shares underlying the options, 30% will be allocated to performance-based RSUs for a total of 219,595 shares underlying the performance-based RSUs, and the remaining $1.625 million will be allocated to performance units. Mr. Schulman, who was a named executive officer of the Company in 2010, resigned on July 19, 2010 and is not eligible to participate.

.

Mr. Hesse’s target opportunity is $12 million, with the allocation differences relative to the other participants intended to increase the portion of the overall opportunity that is dependent on achievement of financial objectives, and allocated as follows: approximately 15% will be allocated to stock options for a total of 900,000 shares underlying the options, approximately 36% will be allocated to performance-based RSUs for a total of 965,000 shares underlying the performance-based RSUs, and the remaining $5,870,400 will be allocated to performance units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: February 25, 2011		/s/ Timothy O’Grady
	By:	Timothy O’Grady
Assistant Secretary